Exhibit 2.1

AMENDMENT NO. 1

AGREEMENT AND PLAN OF MERGER

dated

June 26, 2024

by and among

OABAY Holding Company,

BAYVIEW Acquisition Corp,

OABAY INC,

BAYVIEW Merger Sub 1 Limited,

BAYVIEW Merger Sub 2 Limited,

OABAY Merger Sub Limited,

BLAFC Limited

Bayview Holding LP,

and

Peace Investment Holdings Limited

AMENDMENT NO. 1

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”) dated as of June 26, 2024, is the first amendment to that certain AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of June 7, 2024, by and among (i) Bayview Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (ii) Oabay Inc, a Cayman Islands exempted company (the “Company”), (iii) Oabay Holding Company, a Cayman Islands exempted company (“PubCo”), (iv) Bayview Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Bayview Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Oabay Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), (vii) Bayview Holding LP and Peace Investment Holdings Limited, each a Delaware limited partnership (collectively, “Sponsor”), and (viii) BLAFC Limited, a business company limited by shares in the British Virgin Islands (“Principal Shareholder”) (collectively, the “Parties”).

W I T N E S S E T H :

The Parties desire to amend and restate Section 4.6(b) of the Merger Agreement, so that it reads in its entirety as set forth herein;

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment of Section 4.6(b). Section 4.6(b) of the Merger Agreement is hereby amended and restated so that it reads in its entirety as follows:

(b) Subject to adjustment pursuant to Section 4.6(d) below, the Earnout Shareholders shall have the right to receive their Pro Rata Portion of the Escrowed Earnout Shares after the Closing Date as follows:

(i) the Pro Rata Portion of 3,000,000 Earnout Shares (collectively, the “2024 Earnout Shares”) will be issued and delivered by PubCo to each Earnout Shareholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K, whichever is applicable, by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for PubCo’s audited consolidated annual financial statements for the fiscal year ending September 30, 2024 prepared in accordance with U.S. GAAP (the “PubCo 2024 Audited Financials”), if and only if, such PubCo 2024 Audited Financials reflect consolidated revenue in excess of RMB 436,000,000.00 during fiscal year 2024;

(ii) subject to clause (iii) below, the Pro Rata Portion of 3,000,000 Earnout Shares (collectively, the “2025 Earnout Shares”) will be issued and delivered by PubCo to each Earnout Shareholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K, whichever is applicable, by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending September 30, 2025 prepared in accordance with U.S. GAAP (the “PubCo 2025 Audited Financials”), if and only if, such PubCo 2025 Audited Financials reflect consolidated revenue in excess of RMB 583,000,000.00 during fiscal year 2025; and

(iii) if the PubCo 2024 Audited Financials do not reflect consolidated revenue in excess of RMB 436,000,000.00 during fiscal year 2024 or the PubCo 2025 Audited Financials do not reflect consolidated revenue in excess of RMB 583,000,000.00 during fiscal year 2025, but the total consolidated revenue reflected by the PubCo 2024 Audited Financials and the PubCo 2025 Audited Financials is in excess of RMB 1,019,000,000.00 , the Pro Rata Portion of 6,000,000 Earnout Shares will be issued and delivered by PubCo to each Earnout Shareholder within five (5) Business Days following the date of filing of the PubCo 2025 Audited Financials. For the avoidance of doubt, and subject to adjustment pursuant to Section 4.6(d) below, the maximum aggregate number of Earnout Shares available to Company Shareholders pursuant to this Section 4.6 shall not exceed 6,000,000

2.	Merger Agreement Remains in Effect. Except as amended by this Amendment, the Merger Agreement shall remain in full force and effect, in accordance with the terms and conditions thereof.

3.	Miscellaneous. Articles XII and XV of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

BAYVIEW ACQUISITION CORP

By:	/s/ Xin Wang
Name:	Xin Wang
Title:	CEO

SPONSOR:

BAYVIEW HOLDING LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	General Partner

PEACE INVESTMENT HOLDINGS LIMITED

By:	/s/ Pengfei Zheng
Name:	Pengfei Zheng
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PubCo:

OABAY HOLDING COMPANY

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 1:

BAYVIEW MERGER SUB 1 LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 2:

BAYVIEW MERGER SUB 2 LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 3:

OABAY MERGER SUB LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

OABAY INC

By:	/s/ Xiaoling Li
Name:	Xiaoling Li
Title:	Director

Principal Shareholder:

BLAFC LIMITED

By:	/s/ Xiaoling Li
Name:	Xiaoling Li
Title:	Director